Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Prometheus Biosciences, Inc.

San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 19, 2021 (except for the “Reverse Stock Split” paragraph of Note 15, as to which the date is March 8, 2021), relating to the consolidated financial statements of Prometheus Biosciences, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

March 8, 2021